SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C.  20549

               ______________________________

                          FORM 8-K

                       CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d)
           OF THE SECURITIES EXCHANGE ACT OF 1934

            ____________________________________



Date of report (Date of earliest event reported): July 1,
2000


                 CARDIAC SCIENCE, INC.
     (Exact Name of Registrant as Specified in Charter)



       Delaware                              0-19567
               33-0465681
(State or Other Juris-               (Commission File
No.)           (IRS Employer
diction of Incorporation)
                Identification No.)


16931 Millikan Avenue, Irvine, CA
        92606
(Address of Principal Executive Offices)
  (Zip Code)


Registrant's telephone number, including area code:
(949) 587-0357


                                                                N/A
(Former Name or Former Address, if Changed Since
Last Report.)

ITEM 2.        Acquisition or Disposition of Assets.

        On July 1, 2000, Cardiac Science, Inc. (the
"Company"), through a newly formed wholly-owned subsidiary, Cardiac Acquisition Corp. (the "Acquisition
Subsidiary"), acquired Cadent Medical Corporation
("Cadent"), a privately-held company that has developed a cell phone size defibrillator designed to be worn by mobile cardiac patients.

        The acquisition was effected pursuant to a Merger Agreement and Plan of Reorganization (a copy of which is attached hereto as Exhibit A, the "Merger Agreement"), dated as of June 22, 2000, by and among the Company, Cadent, and the Acquisition Subsidiary. Pursuant to the Merger Agreement, the Acquisition Subsidiary was merged with and into Cadent (the "Merger"), with Cadent being the surviving corporation and a wholly-owned subsidiary of the Company. As consideration, the Cadent shareholders received an aggregate of 4 million shares of restricted common stock of the Company, 420,000 shares of which are being held in escrow pursuant to an escrow agreement
(a copy of which is attached hereto as Exhibit B), and 300,000 shares of which either shall be issued to certain employees of Cadent on or before January 2, 2001 (upon to the satisfaction of certain conditions) or shall be added to the shares held in escrow.

        The Merger Agreement also provides that the Company shall take all action reasonably necessary to elect
Robert Carpenter and Brian Dovey, directors of Cadent, to the Company's Board of Directors of the Company.

        The Company intends to continue to utilize Cadent's assets in the manner in which they were used prior to the Merger.

ITEM 7.        Financial Statements, Pro Forma Financial
Information and Exhibits

        (a)    Financial Statements of Businesses Acquired

               Audited financial statements of Cadent will be filed with the Securities and Exchange
        Commission (the "SEC") by amendment on Form
        8-K/A on or before September 14, 2000.

        (b)    Pro Forma Financial Information

               Pro forma financial statements will be filed with the SEC by amendment on Form 8-K/A on or before September 14, 2000.

        (c)    Exhibits

               A.     Merger Agreement and Plan of
        Reorganization, dated June 22, 2000, by and among the Company, Cadent, and the Acquisition
        Subsidiary.

               B.     Escrow Agreement, dated June 21,
        2000.


                         Signatures:

        Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





CARDIAC SCIENCE, INC.



By: /s/ Raymond W. Cohen
Raymond W. Cohen, President and Chief
 Executive Officer

Date:  July 15, 2000

EXHIBIT A




AGREEMENT AND PLAN OF REORGANIZATION


between

Cardiac Science, Inc.,


Cardiac Acquisition Corp.,


and


Cadent Medical Corporation


Dated June 22, 2000

                MERGER AGREEMENT AND PLAN OF
REORGANIZATION

        THIS AGREEMENT AND PLAN OF
REORGANIZATION (this "Agreement") is entered into as of June 22, 2000 (the "Agreement Date"), by and among
Cardiac Science, Inc., a Delaware Corporation
("Acquiror"), Cardiac Acquisition Corp., a Delaware corporation ("Merger Sub") and Cadent Medical
Corporation, a Delaware corporation ("Cadent").

R E C I T A L S

        A.     The Board of Directors of each of Acquiror,
Cadent and Merger Sub deem it in the best interests of each entity and their respective shareholders that Acquiror acquire Cadent through the statutory merger of Merger Sub with and into Cadent (the "Merger") and, in furtherance thereof, have approved the Merger and the transactions set forth herein.

        B. The combination of Cardiac and Cadent shall be effected by the terms of this Agreement through a transaction in which merger Sub will merge with and into Cadent, Cadent will be the surviving corporation and become a wholly-owned subsidiary of Cardiac, and the shareholders of Cadent will become shareholders of Acquiror.

        C. A portion of the Cardiac Merger Shares (as hereinafter defined) shall be placed in escrow by Acquiror, the release of which shall be contingent upon certain events and conditions, as set forth more fully in the Escrow
Agreement attached hereto as Exhibit "A".

        D.     For Federal income tax purposes it is
intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code.

        E. Acquiror, Merger Sub and Cadent desire to make certain representations and warranties and other agreements in connection with the Merger.

        NOW, THEREFORE, in consideration of the
covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound thereby, the parties hereto agree as follows:
ARTICLE I.
CERTAIN DEFINITIONS

        1.1 "Average Closing Price" means the average of the last reported sales price of one share of Cardiac
Common Stock as quoted on the OTC Bulletin Board (or such other exchange or quotation system on which Cardiac
Common Shares are then traded or quoted) for the fifteen consecutive full trading days ending on the third such day prior to the Closing Date.

        1.2 "Cadent Fully Diluted Number" means that number that is equal to the sum of: (a) the total number of Cadent Shares that are issued and outstanding immediately prior to the Closing; plus (b) the total number of Cadent Shares that are issuable by Cadent upon the exercise of all Cadent options or convertible securities that are issued and outstanding immediately prior to the Closing and, in the case of Cadent options, that are vested or exercisable immediately prior to the Closing or that will become exercisable or vested as a result of the Closing.
        1.3 "Cadent Intellectual Property" has the meaning set forth in Section 3.12.

        1.4    "Cadent's Knowledge" means the actual
knowledge after reasonable inquiry of Cadent and each of its officers and directors.

        1.5    "Cadent Shares" means issued and
outstanding shares of the capital stock (of any class or series) of Cadent.

        1.6 "Cardiac Common Shares" means the shares of the Acquiror's Common Stock, $0.001 par value per share.

        1.7    "Cardiac Merger Shares" means Four
Million Two Hundred Thousand (4,200,000) Cardiac
Common Shares.

        1.8    "Certificate of Merger" shall have the
meaning ascribed to it in Section 8.2 hereof.

        1.9 "Charter Documents" of an entity means the Certificate of Incorporation and By-Laws of such entity or any equivalent corporate documents.

        1.10   "Claim" means a claim, damage or legal
action or proceeding giving rise to indemnification rights under this Agreement.

        1.11 "Closing" means the closing of the Merger pursuant to Article VIII.

        1.12   "Closing Date" has the meaning set forth in
Section 8.1.

        1.13   "Effective Time" shall mean the time of
acceptance by the Secretary of State of Delaware of the Certificate of Merger.

        1.14   "Environmental, Health, and Safety
Requirements" means all statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

        1.15   "Escrow Agreement" has the meaning set
forth in Section 2.7

        1.16   "Exchange Act" means the Securities
Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        1.17   "GAAP" means generally accepted
accounting principles, unless otherwise indicated, of the United States of America.

        1.18   "Governmental Authority" means the United
States of America, the State of Massachusetts, the County of Middlesex, the City of Bedford, Massachusetts and any agency, department, commission, board, agency, bureau, political subdivision or instrumentality of any one or more of them.

        1.19   "Hazardous Material" means any substance
(i) the presence of which requires investigation or remediation under any applicable law or federal, state or local statute, regulation, rule, ordinance, order, action, policy or common law; or (ii) which is or becomes defined as a "hazardous substance," pollutant or contaminant under any applicable law or federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive
Environmental Response, Compensation and Liability Act
(42 U.S.C. Section 6901 et seq.) and the Resource
Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any Governmental Authority; or (iv) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (v) without limitation which contains polychlorinated biphenyls, asbestos or urea formaldehyde insulation

        1.20   "Material Adverse Effect" means with
respect to an entity, any circumstance, change in, or effect on such entity that, individually or in the aggregate with any other circumstances, changes in, or effects on such entity, (i) is or is reasonably likely to be materially adverse to the condition (financial or otherwise), business, properties or results of operations of such entity, taken as a whole, or (ii) could reasonably have an adverse effect the ability of such entity to perform its obligations hereunder or consummate the transactions contemplated hereby

        1.21   "Merger" means the statutory merger of
Merger Sub into Cadent.

        1.22 "Projected Balance Sheet" shall have the meaning ascribed to it in Section 3.7 hereof.

        1.23   "SEC" means the U.S. Securities and
Exchange Commission.

        1.24   "Securities Act" means the Securities Act of
1933, as amended, and the rules and regulations promulgated thereunder.

        1.25   "Shareholders" shall mean all of the
shareholders of Cadent.

        1.26 "Shareholders Agreement" means that certain agreement, dated as of the date hereof, among the Acquiror and certain other individuals and entities party thereto.

        1.27   "Subsidiary" of an entity means a
corporation or other business entity in which such entity owns, directly or indirectly, at least a fifty percent (50%) interest or that is otherwise, directly or indirectly, controlled by such entity.

        1.28 "Surviving Corporation" has the meaning set forth in Section 2.1.
ARTICLE II.
THE MERGER

        2.1    The Merger.  Subject to the terms and
conditions of this Agreement and the Delaware General
Corporations Law ("Delaware Law"), at the Closing,
Merger Sub shall be merged with and into Cadent, the separate corporate existence of Merger Sub shall cease, and Cadent shall continue as the Surviving Corporation and as a wholly-owned subsidiary of Acquiror. Cadent, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

        2.2    Effect of the Merger.  At the Effective
Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Cadent and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Cadent and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        2.3    Certificate of Incorporation; Bylaws.

               2.3.1  Unless otherwise determined by
Acquiror prior to the Effective Time, at the Effective
Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving
Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows:
"The name of the corporation is Cadent Medical
Corporation."

               2.3.2  Unless otherwise determined by
Acquiror, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

        2.4 Directors and Officers. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.
The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

        2.5    Maximum Shares to Be Issued; Effect on
Capital Stock.  The maximum number of Cardiac Common
Shares to be issued in exchange for the acquisition by Acquiror of all outstanding Cadent Shares (as defined in Section 3.3.2) shall be the Cardiac Merger Shares. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Cadent or the Shareholders, the following shall occur:

               2.5.1  Conversion of Cadent Shares.  Each
of the Cadent Shares issued and outstanding immediately prior to the Effective Time (other than any Dissenting
Shares (as defined and to the extent provided in Section 2.6)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Cardiac Merger Shares as is set forth in Schedule 2.5.1 attached hereto upon surrender of the certificate representing such Cadent Shares in the manner provided in Section 2.9.

               2.5.2  Capital Stock of Merger Sub.  Each
share of stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of stock of the Surviving Corporation.
Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

        2.6    Dissenting Shares.

               2.6.1  Notwithstanding any provision of this
Agreement to the contrary, any Cadent Shares held by a Shareholder who has demanded and perfected appraisal or dissenters' rights for such shares and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive
Cardiac Merger Shares pursuant to Section 2.5.1, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

               2.6.2  Notwithstanding the provisions of
subsection (a), if any holder of Cadent Shares who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Cardiac Merger Shares as provided in Section 2.5.1, upon surrender of the certificate representing such shares.

               2.6.3  Cadent shall give Acquiror (i) prompt
notice of any written demands for appraisal of any Cadent
Shares, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by Cadent and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. Cadent shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any demands for appraisal of capital stock of Cadent or offer to settle or settle any such demands.

        2.7 Escrow. Notwithstanding anything to the contrary contained in this Agreement, promptly after the Effective Time, Acquiror shall deposit into an escrow fund
(the "Escrow Fund") a stock certificate or certificates representing ten percent (10%) of the total number of Cardiac Merger Shares (rounded down to the nearest whole share) (the "Hold-back Shares") (which shares shall be withheld from each Shareholder ratably based on the number of Cadent Shares held by such Shareholder immediately prior to the Effective Time). The Escrow
Fund shall be administered and distributed pursuant to the provisions of the Escrow Agreement in the form attached hereto as Exhibit "A" (the "Escrow Agreement"). The
Escrow Shares shall be registered in the name of the Escrow Holder as nominee for the Holders.

        2.8    No Fractional Shares.  No fractional Cardiac
Common Shares will be issued in connection with the Merger, but all share amounts issuable to an individual
Shareholder, as set forth in Section 2.1, shall be rounded down to the nearest whole Cardiac Common Share.
        2.9    Surrender of Certificates.

               2.9.1  Acquiror to Provide Common Stock.
At the Closing, Acquiror shall make available for exchange in accordance with this Article II the Cardiac Merger
Shares, minus the Hold-back Shares (as determined pursuant to Section 2.7), which will be retained and released as provided in the Escrow Agreement.

               2.9.2  Merger Procedures.  Upon surrender
of a Cadent share certificate (the "Certificate") for cancellation, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Cardiac Merger Shares (less the Hold-back Shares to be deposited on such holder's behalf pursuant to Section 2.7 hereof), to which such Shareholder is entitled pursuant to Section 2.5.1, and the Certificate so surrendered shall forthwith be canceled. The Hold-back Shares shall be beneficially owned by the Shareholder on whose behalf such shares were deposited and shall be available to compensate Acquiror as provided in the Escrow Agreement. Until so surrendered, each outstanding Certificate that, prior to the Closing, represented a specific number of Cadent Shares will be deemed from and after the Closing, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Cardiac
Merger Shares into which such shares shall have been so converted.

               2.9.3  Distributions With Respect to
Unexchanged Shares. No dividends or other distributions with respect to Cardiac Merger Shares declared or made after the Closing and with a record date after the Closing will be paid to the holder of any unsurrendered Certificate with respect to the Cardiac Merger Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Cardiac Merger Shares, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Closing theretofore payable with respect to such whole Cardiac Merger Shares.

        2.10 No Further Ownership Rights in Acquiror Capital Stock. All Cardiac Merger Shares issued upon the surrender for exchange of shares of Cadent Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Cadent Shares, and there shall be no further registration of transfers of Cadent Shares which were outstanding immediately prior to the Closing.

        2.11 Further Assurances. If, at any time after the Closing, Acquiror considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect, confirm or continue in Acquiror title to (and record, legal and beneficial ownership of) the Cadent Shares as provided herein, Acquiror and any of its officers are hereby authorized by Cadent to execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect, confirm or continue title to such Cadent Shares in Acquiror, and otherwise to carry out the purposes of this Agreement.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF
CADENT

        Except as set forth in the Disclosure Letter delivered to Acquiror (which shall specifically reference the Sections of this Agreement to which specific items of disclosure therein constitute an exception), Cadent hereby represents and warrants as follows:

        3.1 Organization and Good Standing. Cadent is a company duly organized, validly existing and in good standing under the laws of the State of Delaware, has the power and authority to own, operate and lease its properties and to carry on its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (each such jurisdiction being listed on Schedule 3.1), except where the failure to be so qualified would not have a Material Adverse Effect on Cadent.

        3.2    Power, Authorization and Validity.

               3.2.1  Cadent has the right, power, legal
capacity and authority to enter into and perform its obligations under this Agreement. This Agreement and all other agreements set forth herein have been duly and validly approved by the directors of Cadent.

               3.2.2  Other than approval by the
Shareholders, no filing, authorization, consent or approval, governmental or otherwise, or filing with any governmental authority or court is necessary to enable Cadent to enter into, and to perform their respective obligations under, this Agreement, except for (a) such filings as may be required to comply with all applicable securities laws, and
(b) consents required under contracts disclosed in
Schedule 3.5.

               3.2.3  This Agreement is a valid and binding
obligation of Cadent, enforceable against Cadent in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy law and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief or other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance and sale of securities.

        3.3    Capitalization.

               3.3.1  Authorized/Outstanding Capital Stock
of Cadent. The authorized capital stock of Cadent consists solely of 9,684,000 shares of Common Stock, $0.01 par value of which 516,627 are issued and outstanding as of the date hereof and 800,000, 560,000, 860,000, 2,797,000 and
1,993,000 shares, respectively, of Class A, Class B, Class
C, Class D and Class E Preferred Stock, each with par value $0.01 per share, of which 799,999, 554,657,
859,462, 2,638,086 and 1,754,152, respectively, were
issued and outstanding as of the date hereof, all of which are held of record and owned by the Shareholders as more fully set forth on Schedule 3.3.1 hereto. As of the Closing Date, Cadent will have 2,290,000 shares of Class F
Preferred Stock and 330,000 shares of Class G Preferred
Stock authorized, each with par value $.01 per share, 2,285,714 shares of Class F and 300,000 shares of Class
G will be issued and outstanding. No equity securities of Cadent shall be issued and outstanding at the time of the Closing other than Cadent Shares set forth on
Schedule 3.3.1. All issued and outstanding Cadent Shares have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Cadent in compliance with all requirements of applicable laws. Except as otherwise set forth on Schedule 3.3.1, there is no liability for dividends accrued and unpaid by Cadent.

               3.3.2  Options/Rights.  Except as set forth
on Schedule 3.3.2, there are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any Cadent
Shares (collectively, "Capital Stock") or any securities or debt convertible into or exchangeable for Capital Stock or obligating Cadent to grant, extend or enter into any such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. Except as set forth on Schedule 3.3.2, there are no voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights, or other restrictions applicable to any outstanding securities of Cadent.

        3.4    Subsidiaries.  Cadent does not have any
Subsidiaries or any equity interest, direct or indirect, in, or loans to, any corporation, partnership, joint venture, limited liability company or other business entity.

        3.5 No Violation of Certificate or Existing Agreements. Neither the execution and delivery of this Agreement, nor the consummation of the transactions provided for herein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Charter Documents of Cadent, as currently in effect, (b) in any material respect, any instrument, contract, agreement, permit, mortgage or license to which Cadent is a party or by which Cadent or any of its assets is bound or (c) any judgment, writ, decree, order, statute, rule or regulation applicable to Cadent or any of its assets or properties. Except as set forth in Schedule 3.5, the Merger will not require the consent of any third party.

        3.6    Litigation.  Except as set forth on
Schedule 3.6, there is no action, proceeding or investigation pending or, to Cadent's Knowledge, threatened against Cadent before any court or administrative agency that, if determined adversely to any such person or entity may (a) reasonably be expected to have a Material Adverse Effect on Cadent, or (b) in which the adverse party or parties seek to recover in excess of $25,000 against Cadent, or (c) seeks an injunction against Cadent for any reason, or the Shareholders with regard to the Merger. There is no reasonable basis for any person, firm, corporation or entity to assert a claim against Cadent or, to Cadent's Knowledge, any Shareholder based on ownership of or entitlement to acquire or purchase any Cadent Shares or any other securities of Cadent.

        3.7 Cadent Financial Statements. Cadent has delivered to Acquiror Cadent's (i) audited balance sheet as of December 31, 1999, and the related audited statements of operations and statements of cash flows for the twelve month period then ended, and (ii) unaudited balance sheet as of May 31, 2000, and the related unaudited statement of operations for the five (5) months then ended, (ii) and a projected balance sheet (the "Projected Balance Sheet") dated as of the Closing Date (collectively, the "Cadent Financial Statements"), a copy of each of which is included as Schedule 3.7. The Cadent Financial Statements (a) are in accordance with the books and records of Cadent and
(b) fairly and accurately represent the financial condition of Cadent at the respective dates specified therein and the results of operations for the respective periods specified therein in conformity with GAAP applied on a consistent basis. Cadent has not incurred any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for those reflected in the Cadent Financial Statements or those incurred after May 31, 2000 (the
"Balance Sheet Date") in the ordinary course of Cadent's business, consistent with past practices that are not material in amount either individually or collectively.

        3.8    Taxes.

               3.8.1  For purposes of this Agreement,
(i) "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and (ii) "Tax Return" means any return, report, information return, other document, or declaration (including any related or supporting information) filed or required to be filed with any taxing authority or jurisdiction (foreign or domestic), and any documents with respect to or accompanying requests for the extension of time in which to file a Tax Return, in connection with the determination, assessment, collection, administration, or imposition of any Tax.

               3.8.2  Cadent has duly and timely, or will
duly and timely file, all Tax Returns due on or before the Closing Date and has duly and timely paid all Taxes, or will duly and timely pay (whether or not shown on any Tax Return) due to any federal, foreign, state, or local taxing authorities prior to the Closing or has set up an adequate reserve for all Taxes payable. True and correct copies of all Tax Returns relating to federal Taxes and state income and sales Taxes for the period from organization through the Closing Date have been heretofore delivered to Acquiror. The accruals and reserves for Taxes contained in the Financial Statements and carried on the books of Cadent (other than any reserve for deferred taxes established to reflect timing differences between book and tax income) are adequate to cover all Tax liabilities.
Cadent has not incurred any Tax liabilities other than in the ordinary course of business. There are no Tax liens (other than liens for current Taxes not yet due) upon any properties or assets of Cadent (whether real, personal, or mixed, tangible or intangible). Cadent has not granted or been requested to grant any extension of the limitation period applicable to any claim for Taxes or assessments with respect to Taxes. Cadent is not a party to any Tax allocation or sharing agreement. Cadent has no liability for the Taxes of any Affiliated Group under Treasury
Regulation 1.1502-6 (or any similar provision of state, local, or foreign law). Cadent has withheld and paid all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, or stockholder. Cadent has never made an election to be treated as an "S" corporation for federal or state income tax purposes.

               3.8.3 Schedule 3.8 lists each jurisdiction in which Cadent files Tax Returns for each period or portion thereof ending on or before the Closing Date. Except as set forth in Schedule 3.8, there is no claim outstanding against Cadent by any taxing authority in a jurisdiction where Cadent does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.
               3.8.4 All material elections with respect to Taxes affecting Cadent as of the date hereof are set forth on Schedule 3.8.

               3.8.5  Cadent has not (i) filed a consent
pursuant to Section 341(f) of the Code nor agreed to have
Section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f) of the Code) owned by Cadent; (ii) agreed, or is required to agree, to make any adjustment under
Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect adversely the liability of Cadent for Taxes; (iii) made an election, or is required to make an election, to treat any asset of Cadent as owned by another person pursuant to the provisions of former Section 168(f)(8) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; and (iv) made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local tax provision.

               3.8.6  Cadent is not and has never been a
member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code).

               3.8.7  Since the date of its incorporation,
Cadent has been reporting its income in accordance with the accrual method of accounting.

               3.8.8  Other than the capital stock identified
in Section 3.3 hereof, there exists no other outstanding security or instrument of any type (whether issued, sponsored or guaranteed by Cadent) that constitutes an equity interest in the Cadent for income tax purposes.

               3.8.9 Cadent is not a party to any contract, agreement, plan or arrangement covering any person that is reasonably likely to give rise to the payment of any amount (or the provision of any compensatory benefit) in connection with the Merger that would not be deductible as a so-called "parachute payment" by reason of Section 280G of the Code or subject any payee to any excise tax imposed under Section 4999 of the Code.

               3.8.10         Audits, Investigations or
Claims. No deficiencies for Taxes of Cadent have been claimed, proposed or assessed by any taxing or other governmental authority. There are no pending or threatened audits, assessments or other actions for or relating to any liability in respect of Taxes of Cadent, and there are no matters under discussion between Cadent and any governmental authorities, or known to Cadent, with respect to Taxes that are likely to result in an additional liability for Taxes. There have been no audits of federal, state or local Tax Returns by the relevant taxing authorities, and neither Cadent nor any predecessor of Cadent has been notified that any taxing authority intends to audit a Tax Return for any other period.

               3.8.11         Partnerships.  Cadent has no
interest in nor is it subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes.

               3.8.12         No Withholding.  The
transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.
               3.8.13         USRPC.  Cadent is not and
has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

        3.9 Title to Properties; Condition of Equipment. Except as set forth on Schedule 3.9, Cadent has good and marketable title to all of its assets (including its rights in Cadent Intellectual Property) used in its business or as shown on the balance sheet as of the Balance Sheet Date included in the Cadent Financial Statements, free and clear of all liens, charges, encumbrances or restrictions (other than for taxes not yet due and payable and Permitted
Liens), other than such assets, set forth on Schedule 3.9, as were sold by Cadent in the ordinary course of business since the Balance Sheet Date or which are subject to capitalized leases. Such assets are sufficient for the continued operation of the business of Cadent consistent with current practice. All leases of real or personal property to which Cadent is a party are fully effective and afford Cadent peaceful and undisturbed possession of the subject matter of the lease. Cadent is not in violation of any material zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties that would have a Material Adverse Effect on Cadent, and Cadent has not received any notice of such violation with which it has not complied. The machinery and equipment (the "Equipment") owned or leased by Cadent is in all material respects (i) suitable for the uses to which it is currently employed, (ii) in generally good operating condition, normal wear and tear excepted,
(iii) regularly and properly maintained, (iv) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, and (v) free from any material defects.

        3.10   Absence of Certain Changes.  Since the
Balance Sheet Date, Cadent has carried on its business in the ordinary course substantially in accordance with the procedures and practices in effect on the Balance Sheet
Date, and except as provided in the Projected Balance
Sheet, since the Balance Sheet Date there has not been with respect to Cadent:

                      a.      any change in the financial
condition, properties, assets, liabilities, business, results of operations or prospects of Cadent, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a Material Adverse
Effect on Cadent or its ability to conduct its business as presently conducted;

                      b.      any contingent liability
incurred as guarantor or surety with respect to the obligations of others;

                      c.      any mortgage, encumbrance or
lien placed on any of its properties or granted with respect to any of its assets which exceeds $25,000;

                      d.      any material obligation or
liability incurred by Cadent other than in the ordinary course of business;

                      e.      any purchase or sale or other
disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Cadent other than sales of inventory and purchases of raw materials in the ordinary course of business;
                      f.      any damage, destruction or
loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of Cadent;

                      g.      any declaration, setting aside
or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Cadent, any split, stock dividend, combination or recapitalization of the capital stock of Cadent or any direct or indirect redemption, purchase or other acquisition by Cadent of the capital stock of Cadent;

                      h.      any labor dispute or claim of
material unfair labor practices;

                      i.      any change with respect to the
officers or management or supervisory employees of Cadent (the officers and management and supervisory employees of Cadent are listed on Schedule 3.10 hereof);

                      j.      any material modification of
the benefits payable or to become payable to any of its directors or employees, or any increase in the compensation payable or to become payable to any of the directors or employees of Cadent, or any bonus payment or arrangement made to or with any of such directors or employees, except salary increases (not in excess of 10% for any individual) in the ordinary course of business consistent with past practice or as disclosed in
Schedule 3.10;

                      k.      any increase in or modification
of any bonus, pension, insurance or other employee benefit plan to persons that are not executive officers or directors, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees, except in the ordinary course of business consistent with past practice or as disclosed in
Schedule 3.10;

                      l.      except as otherwise set forth
on Schedule 3.10, any making of any loan, advance or capital contribution to, or investment in, any person other than (A) travel loans or advances made in the ordinary course of business of Cadent and (B) other loans and advances in an aggregate amount which does not exceed
$25,000 outstanding at any time;

                      m.      any entry into, amendment of,
relinquishment, termination or nonrenewal by Cadent of any contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business, but in no event involving obligations (contingent or otherwise) of, or payments to Cadent in excess of $25,000 in the aggregate;

                      n.      any payment or discharge of
a material lien or liability thereof, which lien or liability was not either (i) shown on the balance sheet as of the Balance Sheet Date included in the Cadent Financial
Statements or (ii) incurred in the ordinary course of business after the Balance Sheet Date; or

                      o.      any obligation or liability
incurred by Cadent to any of its officers, directors or Shareholders, or any loans or advances made to any of its officers, directors, Shareholders or affiliates, except normal compensation and expense allowances payable to officers;
or

                      p.      any change in any Cadent
product design.

        3.11   Agreements and Commitments.  Except as
set forth in Schedule 3.11, Cadent is not a party or subject to any oral or written executory agreement, contract, obligation or commitment that is material to Cadent, its financial condition, business or prospects, including but not limited to the following:

                      a.      any contract, commitment,
letter agreement, quotation or purchase order providing for payments by or to Cadent in an aggregate amount of $25,000;

                      b.      any license agreement under
which Cadent is licensor; or under which Cadent is licensee
(except for standard "shrink wrap" licenses for off-the-shelf software products, the cost of which does not exceed
$1,000 on an individual basis);

                      c.      any agreement by Cadent to
encumber, transfer or sell rights in or with respect to any Cadent Intellectual Property;

                      d.      any agreement for the sale or
lease of real or personal property involving more than $25,000 per year;

                      e.      any dealer, distributor, sales
representative, original equipment manufacturer, value added remarketer, volume purchase agreement or other agreement for the distribution or sale of Cadent's products (other than individual purchase orders in the ordinary course of business);

                      f.      any franchise agreement;

                      g.      any stock redemption or
purchase agreement;

                      h.      any joint venture contract or
arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person;

                      i.      any instrument evidencing
indebtedness for borrowed money or guarantees thereof;

                      j.      any contract containing
covenants purporting to limit Cadent's freedom to compete in any line of business in any geographic area;

                      k.      any agreement of
indemnification other than standard warranties in connection with the sale of products and/or services in the ordinary course of business;

                      l.      any agreement, contract or
commitment relating to capital expenditures and which involves future payments in excess of $25,000;

                      m.      any agreement, contract or
commitment relating to the disposition or acquisition of any assets) by Cadent or any Cadent Intellectual Property, which involves payments individually in excess of $25,000 in the aggregate; or

                      n.      any purchase order or contract
for the purchase of raw materials which involves payments in the aggregate in excess of $25,000.

        All agreements, contracts, obligations and commitments listed in Schedules 3.11 and 3.12 (collectively
"Material Agreements"), are valid and in full force and effect. Neither Cadent nor, to Cadent's Knowledge, any other party is in breach of or default under any material term of any such agreement, obligation or commitment, nor will Cadent nor, to Cadent's Knowledge, any other party be in breach of or default under any such term after giving effect to the Merger. To Cadent's Knowledge, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

        3.12 Cadent Intellectual Property. Cadent owns all right, title and interest in, or has the right to make, have made, use, sell, import, or license, all patent applications, patents, trademark and service mark applications, trademarks, service marks, trade names, domain names, copyright applications, copyrights, trade secrets, know-how, technology, publicity rights, customer lists, proprietary processes and formulae, all source and object code, algorithms, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records and other intellectual property and proprietary rights used in or reasonably necessary or required for the conduct of its respective business as presently conducted and to make, have made, use, sell, import, or license its respective existing products under development ("Cadent Intellectual Property"). Set forth on Schedule 3.12 is a true and complete list of all copyright, trademark, service mark and domain name registrations and applications, all patents and patent applications for Cadent Intellectual Property owned by Cadent. Except as set forth in Schedule 3.12, to Cadent's Knowledge, it is not aware of any material loss, cancellation, termination or expiration of any such registration or patent. To Cadent's Knowledge, the business and products of Cadent do not and shall not cause infringement of the patents, trademarks, service marks, trade names, domain names, mask works, copyrights, trade secrets, publicity rights, proprietary rights or other intellectual property rights of any other person or entity. Cadent has not received any written or oral claim or notice of infringement or potential infringement of the intellectual property of any other person or entity. To Cadent's Knowledge, there are no royalties, fees or other payments payable by Cadent to any person or entity by reason of the ownership, use, license, sale or disposition of Cadent Intellectual Property (other than as set forth in Schedule 3.12). Neither the manufacture, marketing, sale, use or potential use (excluding use of "off-the-shelf" software products purchased or licensed for a cost not in excess of $1,000 each) of any product currently licensed or sold by Cadent or currently under development by Cadent
(i) violates any license or agreement between Cadent and any third party, or (ii) to Cadent's Knowledge, infringes or will infringe any third party's intellectual property rights. Cadent has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material Cadent Intellectual Property. Cadent is not aware of any infringement of any Cadent Intellectual Property by any third party.

        3.13   Compliance with Laws.  Cadent has
complied and as of the Closing Date is in compliance in all material respects with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to Cadent or to the assets, properties and business of Cadent, except where such failure to comply has not had a Material Adverse
Effect on Cadent. Cadent has received all permits and approvals from, and has made all filings with, third parties, including Government Authorities, that are necessary to the conduct of its business as presently conducted, and there exists no current default under or material violation of any such permit or approval. Schedule 3.13 includes a summary of all material violations of, or conflicts with, any applicable statute, law, rule, regulation, ruling, order, judgment or decree, and all allegations of any such violations, of which Cadent has received notice from such Governmental Authority since December 31, 1996.

        3.14 Certain Transactions and Agreements. To Cadent's Knowledge, no person who is an officer, director of Cadent, or a member of any officer's, director's immediate family, (a) has any direct or indirect ownership interest in or any employment or consulting agreement with any firm or corporation that competes with Cadent or Acquiror (except with respect to any interest in less than 1% of the outstanding voting shares of any corporation whose stock is publicly traded), (b) is directly or indirectly interested in any material contract or informal arrangement with Cadent, except for compensation for services as an officer, director or employee of Cadent as listed in
Schedule 3.15.6, (c) has any interest in any property, real or personal, tangible or intangible, used in the business of Cadent, except for the normal rights of a shareholder, or
(d) has had a either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to Cadent any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which Cadent is a party or by which it may be bound or affected.

        3.15   Employees.

               3.15.1         Cadent is not subject to a
collective bargaining agreement with respect to its employees and is not subject to any current labor dispute.
Except as set forth in Schedule 3.15, Cadent has had good labor relations with respect to its employees, and to Cadent's Knowledge, there are no facts indicating that the consummation of the transactions provided for herein (other than the contemplated reductions in work force associated therewith) will have a Material Adverse Effect on its labor relations or that any of its officers or management or supervisory employees, or any significant number of other employees, intend to leave its employ voluntarily (other than in connection with the contemplated reductions in work force associated with the consummation of the transactions provided for in this Agreement). Between
December 31, 1999 and the date of this Agreement, to Cadent's Knowledge, no management or supervisory employee, or significant number of other employees, of Cadent, has given notice that such employee intends to terminate his or her employment with Cadent. To Cadent's
Knowledge, there are no activities or proceedings of any labor union to organize any employees of Cadent and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Cadent. Since December 31, 1997, Cadent has been in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours.

               3.15.2 Schedule 3.15.2 contains a list of all employment and consulting agreements, pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, stock option, bonus or other incentive compensation plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans presently maintained by Cadent (the "Employee Plans"). Cadent has delivered true and complete copies or descriptions of all the Employee Plans, and, the extent applicable, true and complete copies of (i) the three most recent annual reports (Form 5500s) for such plans, (ii) each trust agreement related to such Employee Plans, (iii) the most recent
Internal Revenue Service determination letter issued with respect to any Employee Plan and (iv) any material contract regarding the funding arrangements for any Employee Plan.
Each of the Employee Plans, and its operation and administration, is, in all material respects, in compliance with all applicable laws and ordinances, orders, rules and regulations.

               3.15.3         Except as set forth in
Schedule 3.15.3, all such Employee Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) which are intended to qualify under
Section 401(a) of the Code have received favorable determination opinion notification or advisory letters with respect to such plans that such plans comply with the Tax Reform Act of 1986 or have remaining a period of time under applicable treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified state of each such Employee Plan. In addition, Cadent has never been a participant in a "prohibited transaction" within the meaning of Section 406 of ERISA which was not otherwise exempt pursuant to Section 4975 of the Code or Section 408 of ERISA (including, but not limited to, any individual exemption granted under Section 408(a) of ERISA) with respect to any Employee Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA) which can result in any material liability for Cadent. Except as set forth in Schedule 3.15.3, no Employee Plans will be subject to any surrender fees or service fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans. All Employee Plans to the extent applicable, are in material compliance with (a) the continuation coverage requirements of Section 4980B of the Code and
Section 601 through 608 of ERISA, (b) the Americans with Disabilities Act of 1990, as amended, and (c) the Family and Medical Leave Act of 1993, as amended, and the regulations thereunder.

               3.15.4         To Cadent's Knowledge,
(a) no employee of Cadent is in material violation of any term of any employment contract or any other contract or agreement, or any restrictive covenant, with Cadent relating to the right of any such employee to be employed by Cadent or to use trade secrets or proprietary information of others, and (b) the employment of each employee of Cadent does not subject Cadent to any liability to any third party to the extent due and payable.

               3.15.5         Except as set forth in
Schedule 3.15.5, Cadent is not a party to any (a) agreement with any executive officer or other key employee of Cadent
(i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Cadent in the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee or
(iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or
(b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement.

               3.15.6         A list of all employees and
officers of Cadent and their current compensation and benefits as of the date of this Agreement is set forth on
Schedule 3.15.6.


               3.15.7         All contributions due from
Cadent as of the Balance Sheet Date with respect to any of the Employee Plans and all employee social security contributions have been made or accrued on the Cadent
Financial Statements, and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued or due in the ordinary course of business after the Balance Sheet Date.

               3.15.8         Cadent is not obligated to
make any excess parachute payment, as defined in
Section 280G(b)(1) of the Code, nor will any excess parachute payment be deemed to have occurred as a result of or arising out of the Merger to the extent Section 280G of the Code is applicable to Cadent.

               3.15.9         All Cadent employees have
executed Non-Disclosure and Assignment of Inventions
Agreements in the form attached hereto as Schedule 3.15.9.

        3.16 Corporate Documents. Cadent has provided to Acquiror complete and correct copies of all documents identified in the Schedules to this Agreement including, without limitation, the following: (a) copies of Cadent's
Charter Documents as currently in effect; (b) copies of its minute book containing records of all proceedings, consents, actions and meetings of each Cadent's directors, committees of the board of directors and shareholders;
(c) copies of its stock ledger, journal and other records reflecting all stock issuances and transfers and all stock option grants and agreements; (d) copies of the Material
Agreements, and all amendments thereto; and (e) all permits, orders and consents issued by any regulatory agency with respect to Cadent, or any securities of Cadent, and all applications for such permits, orders and consents.

        3.17   No Brokers.  Except as disclosed on
Schedule 3.17, Cadent is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement in connection with any transaction provided for herein.

        3.18   Disclosure.  The Disclosure Letter to this
Agreement and any of the certificates or documents to be delivered by Cadent to Acquiror under this Agreement, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

        3.19 Books and Records. The books, records and accounts of Cadent (a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Cadent and (d) accurately and fairly reflect the basis for the Cadent Financial Statements. Cadent maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization;
(b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with U.S. GAAP, and (ii) to maintain accountability for assets, and
(c) the amount recorded for assets on the books and records of Cadent is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


        3.20 Insurance. Cadent maintains for itself, fire, casualty and liability insurance as listed on Schedule 3.20. All premiums heretofore due under all such policies and bonds have been paid and Cadent is otherwise in full compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Cadent does not know of any threatened termination of, or premium increase (except standard increases in the industry) with respect to, any of such policies.

        3.21   Environmental, Health, and Safety Matters.
To Cadent's Knowledge:

               3.21.1         Each of Cadent, its
predecessors and affiliates have complied and is in compliance with all Environmental, Health, and Safety
Requirements in all material respects.

               3.21.2         Neither Cadent, nor, to
Cadent's Knowledge, any of its respective predecessors or affiliates have received any written notice regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

               3.21.3         To Cadent's Knowledge, none
of the following exists at any property or facility owned or operated by Cadent: (a) underground storage tanks,
(b) Hazardous Materials or (c) landfills, surface impoundments or disposal areas.

               3.21.4         To Cadent's Knowledge, no
facts, events or conditions relating to past or present facilities, properties or operations of each of Cadent, its predecessors and affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

        3.22 Suppliers. Cadent has no any outstanding material disputes greater than $10,000 concerning goods or services provided by any supplier who, in the fiscal year ended December 31, 1999, was one of the twenty largest suppliers of goods and services to Cadent, based on amounts paid ("Significant Supplier"). Cadent has not received any written notice of a termination or interruption of any existing contracts or arrangements with any Significant Suppliers. Cadent has access, on commercially reasonable terms, to all goods and services reasonably necessary to Cadent to carry on its business as currently conducted, and there is nothing to Cadent's Knowledge to give it reason to believe that it will not continue to have such access on commercially reasonable terms.

        3.23 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Cadent or which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Cadent, any acquisition of property by Cadent or the conduct of business of Cadent as currently conducted or as currently proposed to be conducted.

        3.24 Bank Accounts. Schedule 3.24 sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Cadent maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

        3.25 Other Entities' Liabilities. Cadent has no liabilities, contingent or otherwise with respect to the operations, transactions, liabilities or obligations of any other entity.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF
ACQUIROR

        Acquiror hereby represents and warrants, that, except as set forth on the Schedules attached hereto:

        4.1 Organization. Acquiror is duly organized and validly existing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business in each jurisdiction in which such qualification is required. Merger Sub was organized on June 9, 2000, and validly exists, under the laws of the State of Delaware for the sole purpose of effecting the Merger and enabling the Acquiror to become the sole shareholder of Cadent as of the Effective Time and, except for its organization and this Agreement and the transactions contemplated hereby, Merger Sub has not entered into any transaction and has no assets, nor any indebtedness, liabilities or other obligations of any kind, contingent or otherwise.

        4.2    Power, Authorization and Validity.

               4.2.1  Acquiror and Merger Sub each have
the right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the Escrow Agreement have been duly and validly approved and authorized by all necessary corporate and shareholder action of each of Acquiror and Merger Sub.

               4.2.2  No filing, authorization, consent or
approval, governmental or otherwise, is necessary to enable Acquiror or Merger Sub to enter into, and to perform their respective obligations under this Agreement, except for
(a) such post-Closing filings as may be required to comply with federal and state securities and other applicable laws; and (b) consents obtained prior to the Closing Date.

               4.2.3  This Agreement when executed by
Acquiror and Merger Sub will be their, valid and binding obligations of each respectively, enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

        4.3 Capitalization. The authorized share capital of Acquiror consists of 40,000,000 shares of Common
Stock, $0.001 par value per share, of which 12,800,000 shares are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock $0.001 par value per share, of which no shares are issued and outstanding as of the date hereof. Merger Sub is authorized to issue 1,000 shares of Common Stock, .001 par value, all of which are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Acquiror Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All issued and outstanding shares of Merger Sub are owned by Acquiror free and clear of all security interests, liens, claims, pledges, agreements, limitations on Acquiror's voting rights, charges or other encumbrances of any nature. All of the Cardiac Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable, and will not be subject to any preemptive rights or rights of first refusal created by statute, the charter documents of Acquiror or any agreement to which Acquiror is a party.

        4.4    No Violation of Existing Agreements.
Neither the execution and delivery of this Agreement nor the Cadent Shareholders Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or Bylaws of Acquiror, as currently in effect, (b) in any material respect, any material agreement, instrument or contract to which Acquiror is a party or by which Acquiror is bound, or
(c) any national, provincial, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Acquiror or its assets or properties.

        4.5    Litigation.  Except as set forth in the
Disclosure Package (as defined in Section 4.7), there is no action, proceeding or investigation pending or, to Acquiror's actual knowledge, threatened against Acquiror or Acquiror before any court or administrative agency that, if determined adversely to Acquiror or Acquiror, may reasonably be expected to have a Material Adverse Effect on Acquiror or Acquiror.

        4.6    Absence of Certain Changes.  Since
March 31, 2000, there has not been any change in the financial condition, properties, assets, liabilities, business or results of operations of Acquiror, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a Material Adverse
Effect on Acquiror.

        4.7    Disclosure.  Acquiror has previously
furnished or made available to Cadent complete and accurate copies, as amended or supplemented, of:
(a) Acquiror's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the SEC; and
(b) all other reports filed by Acquiror under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since December 31, 1999, including, without limitation, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; (the reports listed in subsections (a) and (b) are collectively referred to herein as the "Acquiror Reports"). The Acquiror Reports constitute all of the documents required to be filed by Acquiror under
Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from December 31, 1999 through the date of this Agreement. The Acquiror Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Acquiror Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements included in the Acquiror
Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed,
(ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act),
(iii) fairly present the consolidated financial condition, results of operations and cash flows of Acquiror as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of Acquiror.

ARTICLE V.
PRECLOSING COVENANTS OF CADENT AND
THE SHAREHOLDERS

        During the period from the date of this Agreement until the Closing Date, Cadent covenants and agrees with Acquiror as follows:

        5.1 Advice of Changes. Cadent will promptly advise Acquiror's President, in writing, to the extent of the knowledge of any of Cadent's officers (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Cadent contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any Material Adverse Effect with respect to Cadent.

        5.2 Maintenance of Business. The parties hereto understand and acknowledge that it is their intent to work closely together during the period from the date hereof until the Closing Date. If Cadent becomes aware of a material deterioration in the relationship with any material customer, supplier or key employee, Cadent will promptly bring such information to the attention of Acquiror in writing and, if requested by Acquiror, will exert all commercially reasonable efforts to restore the relationship.


        5.3 Conduct of Business. Cadent will continue to conduct its business in the ordinary course consistent with the manner as heretofore conducted and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationship with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the foregoing, prior to the Closing, Cadent will not enter into any transaction or agreement or take any action out of the ordinary course without the prior written consent of Acquiror, including, without limitation:

                      a.      borrow any money in excess
of the aggregate amount of $25,000 that remains due and payable after the Closing;

                      b.      enter into any transaction, or
make any payment or capital expenditure, that is not in the ordinary course of business or that is inconsistent with past practice, or enter into any transaction, or make any payment or commitment, involving an expense or capital expenditure in excess of an aggregate of $25,000;

                      c.      encumber or permit to be
encumbered any of its assets except in the ordinary course of its business consistent with past practice and to an extent which is not material;

                      d.      dispose of any of its assets
except sales of inventory in the ordinary course of business consistent with past practice;

                      e.      enter into any material lease
or contract for the purchase or sale of any property, real or personal, tangible or intangible, except in the ordinary course of business consistent with past practice, or enter into agreement which would be a Material Agreement if in effect on the date hereof;

                      f.      fail to maintain its equipment
and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                      g.      pay any bonus, royalty,
increased salary or special remuneration to any director, officer or Shareholder who is an employee of or consultant to Cadent or pay bonuses, royalties, increased salaries or special remunerations to employees who are not directors, officers or Shareholders of Cadent or enter into any new employment or consulting agreement with any such person, or enter into any new agreement or plan of the type described in Section 3.15.2, except as otherwise disclosed on Schedule 5.3(g);

                      h.      change accounting methods, or
materially reduce, write off or write down the value of any asset;

                      i.      declare, set aside or pay any
cash or stock dividend or other distribution in respect of its capital stock, or redeem or otherwise acquire any of its capital stock;

                      j.      amend or terminate any
contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of business, consistent with past practice, and which are not material in amount or effect;

                      k.      lend any amount to any person
or entity, other than advances to employees for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount, which travel and expenses shall be documented by receipts for the claimed amounts;

                      l.      guarantee or act as a surety
for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice which are not material in amount;

                      m.      waive or release any material
right or claim except in the ordinary course of business, consistent with past practice;


                      n.      issue or sell any shares of its
capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

                      o.      split or combine the
outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                      p.      except for the Merger, merge,
consolidate or reorganize with, or acquire any entity;

                      q.      except as set forth on
Schedule 5.3(q), amend its Charter Documents;

                      r.      agree to any audit assessment
by any tax authority or file any income or franchise tax return unless copies of such returns have been delivered to Acquiror for its review prior to filing;

                      s.      enter into any agreements,
including but not limited to license, assignment or joint venture agreements, that may affect the Cadent Intellectual
Property;

                      t.      change any insurance
coverage;

                      u.      make any material payments
outside the ordinary course of its business;
                      v.      commence a lawsuit other than
(i) for the routine collection of bills, or (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit;

                      w.      agree to do any of the things
described in the preceding clauses 5.3(a) through 5.3(v); or

                      x.      make any material design, or
other material changes, in any existing products of Cadent.

        5.4 Regulatory Approvals. Cadent will execute and file, or join in the execution and filing, of any application or other document that may be reasonably necessary in order to obtain the authorization, approval or consent of any governmental body which may be reasonably required, or which Acquiror may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Cadent will use all commercially reasonable efforts to obtain or assist Acquiror in obtaining all such authorizations, approvals and consents.

        5.5 Necessary Consents. Cadent will use its commercially reasonable efforts to obtain such written consents and take such other actions as may be reasonably necessary or appropriate to facilitate and allow the consummation of the transactions provided for herein and to facilitate and allow Acquiror to carry on Cadent's business after the Closing.

        5.6 Litigation. Cadent will notify Acquiror in writing promptly after learning of any action, suit, proceeding or investigation by or before any court or Governmental Authority, initiated by or against Cadent or threatened against it.

        5.7    No Other Negotiations.  From the date
hereof until the termination of this Agreement (provided such termination is not in breach of this Agreement) or the consummation of the Merger, except as required by the Board of Directors of Cadent in fulfillment of its fiduciary duties under Delaware Law, Cadent will not, and will not authorize any officer, director, employee or affiliate of Cadent, or any other person, on its or their behalf, directly or indirectly, to (a) solicit, facilitate, discuss or encourage any offer, inquiry or proposal received from any party other than Acquiror, concerning the possible disposition of all or any substantial portion of Cadent's business, assets or capital stock by merger, sale or any other means or to otherwise solicit, facilitate, discuss or encourage any such disposition (other than the Exchange), or (b) provide any confidential information to or negotiate with any third party other than Acquiror in connection with any offer, inquiry or proposal concerning any such disposition. Cadent will immediately notify Acquiror of any such offer, inquiry or proposal.

        5.8 Satisfaction of Conditions Precedent. Cadent will use all commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article IX, and will use all commercially reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

        5.9    Securities Laws.  Cadent shall use all
reasonable efforts to assist Acquiror, to the extent necessary, to comply with the securities laws of all jurisdictions applicable in connection with the Merger;
provided, however, that Acquiror shall be responsible for all costs and expenses associated with such compliance.

        5.10 Investigation of Tax Elections. Cadent will cooperate with the Acquiror to permit the Acquiror to determine what, if any, material Tax elections Cadent has made which are not reflected on Schedule 3.8, and in connection with such investigation, Cadent shall provide copies of all Tax Returns filed or to be filed by or on behalf of Cadent and all other documentation which Acquiror shall reasonably request and shall cause Cadent's auditors and attorneys to assist in such investigation.

ARTICLE VI.
ACQUIROR PRECLOSING COVENANTS

        During the period from the Agreement Date until the Closing Date, Acquiror covenants to and agrees as follows:

        6.1    Regulatory Approvals.  Acquiror will
execute and file, or join in the execution and filing, of any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body which may be reasonably required, or which Cadent may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Acquiror will use all commercially reasonable efforts to obtain all such authorizations, approvals and consents.

        6.2    Satisfaction of Conditions Precedent.
Acquiror will use all commercially reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

        6.3 Litigation. Acquiror will notify Cadent in writing promptly after learning of any material action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against Acquiror or threatened against it.

        6.4    No Severance Payments.  Acquiror shall
have no responsibility for any severance payment to any Cadent employee terminated prior to the Closing.

        6.5    Regulatory Approvals.  Acquiror will
execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body which may be reasonably required, or which Cadent may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Acquiror will use all reasonable efforts to obtain or assist Cadent in obtaining all such authorizations, approvals and consents.

        6.6 Necessary Consents. Acquiror will use its reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate to facilitate and allow the consummation of the transactions provided for herein and to facilitate and allow Acquiror to carry on Cadent's business after the Closing.

ARTICLE VII.
ADDITIONAL AGREEMENTS

        7.1 Cadent Shareholder Approval. As promptly as practicable after the execution of this Agreement and at such time as is permitted by applicable law, Cadent shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by Delaware Law and its Charter Documents.
Cadent shall use its best efforts to solicit and obtain the consent of its Shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. Cadent has made available to its Shareholders the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Cadent in favor of the Merger and this Agreement.

        7.2 Access to Information. Each party shall afford the others and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to
(a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request, subject, in the case of Acquiror, to reasonable limits on access to its technical and other nonpublic information.

        7.3 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

        7.4 Consents. Cadent shall use all commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Cadent Schedules) so as to preserve all rights of and benefits to Cadent thereunder.

        7.5 Notification of Certain Matters. Cadent shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to Cadent, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Cadent and Acquiror, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of Cadent or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.5 shall not limit or otherwise affect any remedies available to the party receiving such notice.

ARTICLE VIII.
CLOSING MATTERS

        8.1 The Closing. Subject to termination of this Agreement as provided in Article X below, the Closing will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article IX, at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center
Drive, Suite 1600, Newport Beach, California on June 23,
2000 (the "Closing Date").

        8.2 Certificate of Merger. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing Certificate of Merger (or like instrument) with the Delaware Secretary of State (the
"Certificate of Merger"), in accordance with the relevant provisions of applicable law.

ARTICLE IX.
CONDITIONS TO OBLIGATIONS

        9.1 The obligations of Acquiror hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Acquiror, but only in a writing signed on behalf of Acquiror by the President of Acquiror):

               9.1.1  Accuracy of Representations and
Warranties. The representations and warranties of Cadent set forth in Article III shall be true and accurate in all material respects on and as of the Closing.

               9.1.2  Closing Certificate.  Acquiror shall
receive a certificate to the effect that the requirements of
Section 9.1.1 have been satisfied signed an executive officer of Cadent.

               9.1.3  Compliance with Law.  There shall
be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions provided for in this Agreement.

               9.1.4  Government Consents.  There shall
have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable securities laws, and any applicable notices shall have been filed and waiting periods terminated or expired under any statute or governmental regulation.

               9.1.5  Opinion of Cadent's Counsel.

                      a.      Acquiror shall have received
from Nutter, McClennen & Fish, LLP counsel to Cadent, an opinion in the form attached hereto as Exhibit "B", with regard to the transactions contemplated in this Agreement, in form and substance reasonably satisfactory to the Acquiror.

                      b.      Acquiror shall have received
that certain opinion of Choate, Hall & Stewart, dated as of May 24, 2000 and previously delivered to Acquiror regarding the Cadent Intellectual Property, updated as of the Closing, addressed to Acquiror and stating to the effect that Acquiror is entitled to rely on the legal opinions contained therein.

               9.1.6  Consents.  Acquiror shall have
received duly executed copies of all material third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or reasonably deemed necessary by Acquiror's legal counsel to provide for the continuation in full force and effect of any and all Material Agreements and any other material contracts and leases of Cadent and for the consummation of the transactions contemplated hereby in form and substance reasonably satisfactory to Acquiror.

               9.1.7  No Litigation.  No litigation or
proceeding shall be pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement or which would have a Material Adverse
Effect on Cadent.

               9.1.8  Satisfactory Form of Legal and
Accounting Matters. The form, scope and substance of all closing documents delivered hereunder shall be reasonably acceptable to Acquiror.

               9.1.9  Stockholder Approval.  The principal
terms of this Agreement shall have been approved by the Shareholders as required by Cadent's Charter Documents and applicable law. Holders of more than 80% of the outstanding Cadent Shares shall have executed the written consent approving the Merger, the Escrow Agreement, the Cadent Shareholders Agreement and the transactions set forth herein and therein, provided, however, that Cadent shall use its reasonable best efforts to get the holders of at least 95% of the outstanding Cadent Shares to execute the said written consent.

               9.1.10         Unaudited Financial
Statements. Acquiror shall have received copies of Cadent's balance sheet as of May 31, 2000, and Cadent's statement of operations for the period then ended, in conformity with GAAP.

               9.1.11         Dividends.    All accrued
and unpaid dividends referred to on Schedule 3.3.1 shall have been extinguished in full at or prior to the Closing.

        9.2    The obligations of Cadent hereunder are
subject to the fulfillment or satisfaction on, and as of, the Closing, of each of the following conditions (any one or more of which may be waived by Cadent, but only in a writing signed on behalf of Cadent by the Chief Executive
Officer of Cadent):

               9.2.1  Accuracy of Representations and
Warranties. The representations and warranties of Acquiror set forth in Article IV shall be true and accurate in all material respects on and as of the Closing.

               9.2.2  Closing Certificate.  Cadent shall
receive a certificate to the effect that the requirements of
Section 9.2.1 have been satisfied signed by an executive officer of Acquiror.

               9.2.3  Compliance with Law.  There shall
be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions provided for in this Agreement.

               9.2.4  Government Consents.  There shall
have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable securities laws, and any applicable notices shall have been filed and waiting periods terminated or expired under any statute or governmental regulation.

               9.2.5  Opinion of Acquiror's Counsel.
Acquiror shall have received from Stradling Yocca Carlson and Rauth, counsel to Acquiror, an opinion in the form attached hereto as Exhibit "C", with regard to the transactions contemplated in this Agreement, in form and substance reasonably satisfactory to Cadent.

               9.2.6  Consents. Cadent shall have received
duly executed copies of all material third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement for the consummation of the transactions contemplated hereby in form and substance reasonably satisfactory to Cadent.

               9.2.7  No Litigation.  No litigation or
proceeding shall be pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement.

ARTICLE X.
TERMINATION OF AGREEMENT

        10.1   Termination.  This Agreement may be
terminated at any time prior to the Closing:

                      a.      by the mutual written consent
of Acquiror and Cadent;

                      b.      by Cadent, if there has been
a breach by Acquiror of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Acquiror, or if any representation of Acquiror will have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect, and which Acquiror failed to cure within a reasonable time, not to exceed ten (10) days after written notice thereof
(except that no cure period will be provided for a breach by Acquiror which by its nature cannot be cured);

                      c.      by Acquiror, if there has been
a breach by Cadent of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Cadent, or if any representation of Cadent will have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect, and which Cadent failed to cure within a reasonable time, not to exceed ten (10) days after written notice thereof (except that no cure period will be provided for a breach by Cadent which by its nature cannot be cured); or

                      d.      by any party, if (i) the Merger
shall not have been consummated by July 15 for any reason; provided, however, that the right to terminate this Agreement under this Section 10.1(d)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger, as the case may be, to occur on or before such date if such action or failure to act constitutes a breach of this Agreement; or (ii) a permanent injunction or other order by any court which would make illegal or otherwise restrain or prohibit the consummation of the Merger will have been issued and will have become final and nonappealable.

                      e.      Any termination of this
Agreement under this Section 10.1 will be effective by the delivery of written notice of the terminating party to the other party hereto.

        10.2 Certain Continuing Obligations. Following any termination of this Agreement pursuant to
Section 10.1, the parties hereto will continue to perform their respective obligations under Article XI but will not be required to continue to perform their other covenants under this Agreement.

        10.3   Effect of Termination.  In the event of
termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub or the Cadent, or their respective officers, directors or shareholders, provided that each party shall remain liable solely for any knowingly made breach of this Agreement prior to its termination; and provided further that, the provisions of Sections 7.3 and 12.16 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        10.4 Extension; Waiver. At any time prior to the Effective Time, Acquiror and Merger Sub, on the one hand, and the Cadent, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE XI.
CONTINUING COVENANTS

        11.1   Termination of Representations. The
representations and warranties of Cadent set forth in this Agreement will remain operative and in full force and effect for a period of one (1) year following the Closing
Date (the "Expiration Date"), regardless of any investigation made or on behalf of the parties to this Agreement; provided, however, that no claim for violations of any representation and warranty (absent fraud or deliberate malfeasance) shall be made unless Acquiror gives written notice thereof to Cadent on or prior to the Expiration Date.

        11.2 Special Share Pool. Acquiror covenants and agrees to issue on January 2, 2001 to the individuals set forth on Schedule 11.2 the number of Cardiac Common
Shares set forth opposite their respective names, provided that in order for Acquiror to be obligated to issue any such shares to a particular individual, such person must have complied in all material respects with the provisions of any agreement he may have with Cadent concerning non-competition between himself and Cadent. Any shares for which the Acquiror is not obligated to issue on January 2, 2001 pursuant to the terms of this Section 11.2 shall be immediately deposited in the Escrow Fund and treated as Hold-back Shares for the purposes of this Agreement. Any shares issued pursuant to this Section 11.2 shall be deemed "Registrable Shares" as such term is defined in the Shareholder Agreement.

        11.3   Employee Share Pool.

                      a.      Acquiror covenants and agrees
to issue on or before January 2, 2001 to the individuals set forth on Schedule 11.3 the number of shares of Cardiac Common Shares (the "Employee Shares") set forth opposite their respective names on Schedule 11.3, provided that in order for Acquiror to be obligated to issue any shares to a particular individual, such person must (i) be employed by Acquiror or any subsidiary or affiliate thereof on January 2, 2001 (except in the case of such employee's death or permanent disability), (ii) have been terminated by Acquiror other than for Cause (as defined below), or
(iii) have terminated his or her own employment for Good Reason (as defined below). Any shares for which the Acquiror is not obligated to issue on January 2, 2001 pursuant to the terms of this Section 11.3 shall be immediately deposited in the Escrow Fund and treated as Hold-back Shares for the purposes of this Agreement.

                      b.      Acquiror covenants and agrees
that, as promptly as practicable following the Closing, the Acquiror shall file with the SEC a Registration Statement on Form S-8 in compliance with the Securities Act covering the resale of the Employee Shares and will use all commercially reasonable efforts to maintain the effectiveness of such Registration Statement for a period of not less than two years.

                      c.      For the purposes of this
Agreement, "Cause" means a good faith finding by Acquiror of: (i) gross negligence or willful misconduct by an employee in connection with his or her employment duties, (ii) repeated failure by an employee to perform his or her duties or responsibilities required pursuant to his or her employment, or (iii) his or her indictment for, conviction of, or entry of a plea of no contest with respect to, any felony. For the purposes of this Agreement, "Good Reason" means the occurrence of any of the following conditions without the employee's consent which condition continues after notice by employee to Acquiror and a reasonable opportunity to cure such condition: (i) a decrease in employee base salary, (ii) relocation of employee's work place to a location more than 10 miles from his or her current business location, or (iii) his or her professional assignment to a position where the duties of the position are either outside such employee's area of professional expertise, if any, or substantially reduced from the level of responsibility maintained by such employee at Cadent prior to the Merger.

        11.4 Employee Benefit Matters. Acquiror agrees to provide the employees of Cadent who remain employed after the Closing Date (collectively, the "Transferred Company Employees") with the types and levels of employee benefits maintained by Acquiror for similarly situated employees of Acquiror. As soon as administratively practicable after the Effective Time, Acquiror shall permit the Transferred Company Employees to participate in Acquiror's group hospitalization, medical, life and disability insurance plans, employee pension benefit plan and similar plans, if any, on the same terms and conditions as applicable to comparable employees of Acquiror (including the waiver of pre-existing conditions, restrictions, exclusions or limitations), giving Transferred Company Employees full credit for all "years of service," as that term is defined in Section 411(a)(5) of the Code, with Cadent (to the extent Cadent gave effect) as if such service was with Acquiror, for purposes of eligibility, and calculation of benefits under vacation, severance and other plans; provided that no such obligation shall be imposed on Acquiror with respect to the issuance of any of its capital stock or other securities or the granting of any options, or other rights, to purchase any of its securities or the terms of any plan or agreement related to such securities.

        11.5   Treatment of the Merger for Income Tax
Purposes. Each of the parties expect and intend that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and each agrees to comply with Treasury Regulation Section 1.368.3.

        11.6   Representation on Board of Directors.

                      a.      Effective as of the Closing
Date, the Acquiror and its Board of Directors shall take all action as is reasonably necessary and within its control to elect Robert Carpenter and Brian Dovey (each, a "Cadent Director") to the Board of Directors as soon as practicable.

                      b.      For so long as it or one of its
affiliates holds at least 50% of the shares of Acquiror Common Stock issued to it in connection with the Merger, HFC-Cadent, L.P. ("HFC") shall be entitled to designate an individual to sit as an observer (the "Hunt Observer") of the Board of Directors of the Acquiror, and to be present in person or by telephone at any meeting of the Acquiror's Board of Directors or any committee thereof and to receive copies of the same written materials presented to the other directors at such meetings or for their action by written consent, provided that the Hunt Observer keeps in strict confidence the content of such meetings and written materials, other than disclosures made internally to HFC, or its affiliates, reasonably necessary to carry out its function as the observer for HFC or as compelled by law. Acquiror shall give the Hunt Observer notice of the time and place of the meetings of the Acquiror Board of Directors or its committees and the written materials to be presented thereto at the same time and on the same basis as it notifies the members of its Board of Directors.

        11.7   Indemnification.

                      a.      From and after the Effective
Time, Acquiror agrees that it will, or will cause the Surviving Corporation to, indemnify each present and former director and officer of Cadent (the "Indemnified Executives") who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any such actions suit or proceeding initiated by Cadent or in the right of Cadent) arising by reason of the fact that such person is or was a director, officer or employee of Cadent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnified Executive in connection with such action, suit, or proceeding, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware Law if such person acted in good faith and in a manner such Indemnified Executive reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such Indemnified
Executive's conduct was unlawful. Acquiror or the Surviving Corporation shall promptly reimburse the expenses of such person that are actually and reasonably incurred to the fullest extent permitted under Delaware
Law, provided that such person promises in writing to repay such advances if such person is not ultimately successful on the merits or otherwise in defense of any action, suit or preceding referred to above.

                      b.      In the event Acquiror or any
of its successors or assigns (i) consolidates with or mergers into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Acquiror assume the obligations set forth in this Section 11.7.

                      c.      The provisions of this Section
11.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Executive and his or her heirs and representatives.

ARTICLE XII.
GENERAL PROVISIONS

        12.1 Dispute Resolution. Any dispute hereunder not otherwise settled by the parties ("Dispute") shall be resolved by arbitration in or around Boston, Massachusetts, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American
Arbitration Association ("AAA Rules") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Upon appointment, the arbitrator shall establish procedures which
(i) allow for limited and reasonable discovery in preparation for a hearing on the merits of the Dispute;
(ii) permit the holding of such hearing within ninety (90) days, unless the parties agree or the arbitrator concludes that the Dispute requires additional time to prepare for hearing; and (iii) issue his award in writing within thirty
(30) days from the time that the hearing on the merits of the Dispute is concluded. Notwithstanding anything to the contrary set forth in this Agreement, any dispute relating to intellectual property matters shall be deemed not to fall within the definition of "Dispute" and any and all such disputes shall be adjudicated before a court of law.

               12.1.1         Compensation of Arbitrator.
Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

               12.1.2         Selection of Arbitrator.  The
American Arbitration Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with California contract law as appropriate; provided, however, that such lawyers cannot work, or have worked within the last five (5) years, for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. If the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as the arbitrator.


               12.1.3         Payment of Costs.  Acquiror,
on the one hand, and the Shareholders, on the other, will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party. If Acquiror is required to pay any costs, fees or expenses of the Shareholders pursuant to this Section 12.1.3, Acquiror shall pay such amounts directly to the Shareholders' attorneys, accountants or other professionals, as appropriate, and shall not under any circumstances pay such amounts to the Shareholders or to persons related to any of them.

               12.1.4         Burden of Proof.  For any
Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding instituted regarding the Dispute before a court of competent jurisdiction over the subject matter located in the State of California.

               12.1.5         Award and Enforcement.
Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award. In rendering the decision and award, the arbitrator shall follow the substantive law selected by the parties in Section 12.1, provided, however, that the arbitrator may not award punitive damages. Any judgment upon the award rendered by the arbitrator may be entered and enforced in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted in a court of competent jurisdiction over the subject matter located in the State of California to resolve a Dispute.

               12.1.6         Terms of Arbitration.  The
arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

        12.2   Assignment; Binding upon Successors and
Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. Any purported assignment in violation of this Section 12.2 shall be void. This
Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        12.3   Severability.  If any provision of this
Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.



        12.4   Counterparts.  This Agreement may be
executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories. The delivery of a signature page of this Agreement by one party to the other party via facsimile transmission shall constitute the execution and delivery of this Agreement by the transmitting party.

        12.5   Other Remedies.  Except as otherwise
provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

        12.6   Amendment and Waivers.  The observance
of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. Any term or provision of this Agreement may be amended, either retroactively or prospectively, only by an agreement in writing signed by Acquiror and Cadent.

        12.7   No Waiver.  The failure of any party to
enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

        12.8 Attorneys' Fees. Should any arbitration or any suit be brought to enforce or interpret any part of this Agreement, each party shall be responsible for its own costs and attorneys' fees.

        12.9 Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by registered or certified mail, postage prepaid, and will be deemed given upon delivery, if delivered personally, or three days after deposit in the mails, if mailed, to the following addresses:

                      (i)     If to Acquiror:

                              Cardiac Science, Inc.
                              16931 Millikan Ave.
                              Irvine, CA  92606
                              Telecopy: (949) 951-7315
                              Attention:  President

                              with a copy to:

                              Stradling Yocca Carlson &
                              Rauth
                              660 Newport Center Drive,
                              Suite 1600
                              Newport Beach, CA  92660
                              Telecopy:  (949) 725-4100
                              Attention:  Shivbir S.
                              Grewal

                      (ii)    If to Cadent:

                              Cadent Medical Corporation
                              19 Crosby Drive, Suite 220
                              Bedford, MA 01730
                              Telecopier:  (781) 275-9522
                              Attention:  John Geisel

                              with a copy to:

                              Nutter, McClennen & Fish,
                              LLP
                              One International Place
                              Boston, Massachusetts
                              02110-2699
                              Telecopier:  (617) 973-9748

                              Attention:  Constantine
                              Alexander, Esq.
or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 12.9.

        12.10 Stamp Duty. Any stamp duty, transfer tax or similar tax payable in connection with the transfer of Cadent Shares by any Shareholder shall be payable by such Shareholder.

        12.11 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders.

        12.12 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto.
No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section 12.12.


        12.13 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

        12.14  Absence of Third Party Beneficiary Rights.
No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement; provided, that, (a) the provisions of Article II concerning the issuance of the Cardiac Merger Shares are intended for the benefit of and shall be enforceable by the Shareholders and their heirs and representatives, (b) the provisions of Section 11.3 and 11.4 are intended for the benefit of and shall be enforceable by the employees of Cadent and their heirs and representatives and (c) the provisions of Section 11.2 are intended for the benefit of and shall be enforceable by the individuals set forth on
Schedule 11.2 and their heirs and representatives.

        12.15  Public Announcement.  Upon execution of
this Agreement, Acquiror will issue a press release announcing the transactions contemplated by this Agreement and will give Cadent an opportunity to review and comment upon such release prior to its issuance.

        12.16 Confidentiality. Cadent and Acquiror each recognize that they have received and will receive confidential information concerning the other during the course of negotiations and preparations for the Merger. Accordingly, Acquiror and Cadent each agrees (a) to use its respective all reasonable efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the transactions contemplated by this Agreement. The obligations of this Section 12.16 will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure, (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party or
(iv) is required to be disclosed by law. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party.

        12.17  Entire Agreement.  This Agreement, the
Escrow Agreement and the Shareholder Agreement and the exhibits, schedules and appendices hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, subject to provisions of law applicable to this Agreement and the transactions provided for herein, and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

        12.18  Interpretation.  The words "include,"
"includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        12.19  Governing Law.  This Agreement shall be
governed by and construed in accordance with the internal laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws hereof.

        12.20 Definition of Satisfaction. Any provision of this Agreement which provides that a matter must be satisfactory to a party shall be deemed to require that such party determine its satisfaction reasonably, whether or not expressly so stated.

[Rest of this page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

"Acquiror"

Cardiac Science, Inc.

By:________________________________
Raymond Cohen, President



Merger Sub"

Cardiac Acquisition Corp.

By:
Raymond Cohen, President



"Cadent"

Cadent Medical Corporation



By:
John R. Geisel, Chief Executive Officer




EXHIBIT B

                      ESCROW AGREEMENT

     This Escrow Agreement (the "Agreement") is made as of June 21, 2000 by and among U.S. Bank, N.A., as escrow agent (the "Escrow Agent"), Cardiac Science, Inc., a Delaware corporation ("Cardiac"), Cadent Medical Corporation, a Delaware corporation ("Cadent"), the Shareholders listed on Schedule A attached hereto (the "Shareholders"), and David Castaldi and Stephen Smiley, as representatives of the Shareholders of Cadent (as further defined herein, the "Securityholder Agent").

RECITALS

        A. Cardiac, Cadent, and Cardiac Acquisition Corp., a Delaware corporation ("Merger Sub"), are parties to that certain Agreement and Plan of Merger, dated as of June 23, 2000 (the "Merger Agreement") pursuant to which Cardiac will acquire Cadent through the statutory merger of Merger Sub with and into Cadent (the "Merger").

        B. The Merger Agreement requires that 420,000 Cardiac Merger Shares representing 10% of the total number of Cardiac Merger Shares being issued as consideration for the Merger be placed into an escrow by Cardiac to be available as the sole remedy for Cardiac and its affiliates for any Claims (as defined below) as more fully set forth herein (the "Hold-back Shares").

        C. Capitalized terms used herein without definition shall have the meanings designated for them in the Merger
Agreement unless the context requires otherwise.

        NOW, THEREFORE, it is hereby mutually agreed by all parties hereto as follows:

        1.1    Acknowledgment of Receipt of Merger
Agreement. The Escrow Agent hereby acknowledges receipt of a copy of the Merger Agreement, but except for reference thereto regarding definitions of certain words or terms not defined herein, the Escrow Agent is not charged with any duties or responsibilities thereunder. This Escrow Agreement shall become effective at the Closing Date as defined in the Merger Agreement.

        1.2    Escrow Arrangements.

               (a)    Escrow Fund.  At the Closing, the
Shareholders of Cadent will be deemed to have received and deposited the Hold-back Shares (plus any additional shares as may be issued upon any stock split, stock dividend, recapitalization or similar event effected by Cardiac after the Closing of the Merger) with the Escrow Agent without any act of any Shareholder. As soon as practicable after the Closing, the Hold-back Shares, without any act of any Shareholder, will be deposited with U.S. Bank, N.A. (or other institution acceptable to Cardiac and the Securityholder Agent (as further defined below) as Escrow Agent (the "Escrow Agent")), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Cardiac's cost and expense. The portion of the Hold-back Shares contributed on behalf of each Shareholder of Cadent shall be in proportion to the aggregate Cardiac Merger Shares which such holder would otherwise be entitled under the terms of the Merger Agreement. No portion of the Escrow Fund shall be contributed in respect of any Cadent options or warrants.

               (b)    Claims/Exclusive Remedy. The Hold-
back Shares shall be the exclusive and sole remedy available to Cardiac and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and reasonable expenses of investigation and defense, but not in any event including any consequential or punitive damages (hereinafter individually a "Loss" and collectively "Losses") incurred by Cardiac, its officers, directors, or affiliates directly or indirectly as a result of (i) any breach of a representation or warranty of Cadent contained in the Merger Agreement (as modified by Cadent Schedules thereto), (ii) any failure by Cadent to perform or comply with any covenant contained therein, or (iii) Cadent's dispute with any employee. Cardiac and Cadent each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective
Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration. Cardiac may not receive any Hold-back Shares from the Escrow Fund unless and until Officer's Certificates (as defined in Section 1.2(e) below) identifying Losses that exceed $25,000 in the aggregate have been delivered to the Escrow Agent as provided in Section 1.2(f) below; in such case, Cardiac may recover from the Escrow Fund a number of Hold-back Shares equal to its total Losses, including the $25,000 threshold amount.

               (c)    Escrow period; Distribution of Escrow
Fund. The Escrow Agent shall release the remaining Hold-back Shares of the Escrow Fund as soon as practicable after 5:00 p.m., Pacific time, on June 30, 2001 ("Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Cardiac, subject to the objection of the Securityholder Agent and the subsequent arbitration in the manner provided in Section 1.2(g) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of the Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Shareholders the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Hold-back Shares to the Shareholders pursuant to this
Section 1.2(c) shall be made in proportion to their respective original contributions to the Escrow Fund. In the event that all of the Hold-back Shares have not been distributed to the former Shareholders of Cadent as of June 30, 2001, the Securityholder Agent may require the Escrow Agent to sell the remaining shares of Cardiac Common Stock in the Escrow
Fund for the purposes of substituting the proceeds of such sale for such shares.

               (d)    Protection of Escrow Fund.

                      (i)     The Escrow Agent shall hold
and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Cardiac and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                      (ii)    Any additional Cardiac Merger
Shares and/or other equity securities issued or distributed by Cardiac (including shares issued upon a stock split, stock dividend, recapitalization or similar event) ("New Shares") in respect of the Hold-back Shares in the Escrow Fund which have not been released shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of the Hold-back Shares which have been released from the Escrow
Fund shall not be added to the Escrow Fund but shall instead be distributed to the recordholders thereof. Cash dividends on the Hold-back Shares shall not be added to the Escrow Fund but shall instead be distributed to the recordholders thereof.

                      (iii)   Each Shareholder shall have
voting rights and receive all distributions with respect to the Hold-back Shares contributed to the Escrow Fund by such Shareholder (and on any voting securities added to the Escrow Fund in respect of such Hold-back Shares), and Cardiac agrees that all Hold-back Shares shall be reflected and shown on Cardiac's financial statements as issued and outstanding.

               (e)    Claims Upon Escrow Fund.

                      (i)     Upon receipt by the Escrow
Agent at any time on or before the last day of the Escrow
Period of a certificate signed by any officer of Cardiac (an "Officer's Certificate"): (A) stating that Cardiac has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Sections 1.2(g) and 1.2(h) hereof, deliver to Cardiac from the Escrow Fund a number of Hold-back Shares equal to such Losses, as determined below.

                      (ii)    For the purposes of determining
the number of Hold-back Shares to be returned to Cardiac out of the Escrow Fund pursuant to Section 1.2(e)(i) above, each Hold-back Share shall be valued at the Average Closing Price. Cardiac and the Securityholder Agent shall certify such fair market value in a certificate signed by both Cardiac and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

               (f)    Objections to Claims.  At the time of
delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Cardiac of any Hold-back Shares pursuant to Section 1.2(e) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of Hold-back Shares from the Escrow Fund in accordance with Section 1.2(e) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.



               (g)    Resolution of Conflicts; Arbitration.

                      (i)     In case the Securityholder Agent
shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Cardiac shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Cardiac should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Cardiac
Merger Shares from the Escrow Fund in accordance with the terms hereof.

                      (ii)    If no such agreement can be
reached after good faith negotiation, either Cardiac or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Cardiac and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 1.2(f) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow
Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                      (iii)   Judgment upon any award
rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in or around Boston, Massachusetts under the rules then in effect of the American Arbitration Association. For purposes of this
Section 1.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Cardiac shall be deemed to be the "Non-Prevailing
Party" in the event that the arbitrators award Cardiac less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the Shareholders as represented by the Securityholder Agent shall be deemed to be the "Non-Prevailing Party". The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of any arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

               (h)    Securityholder Agent of the
Shareholders; Power of Attorney.

                      (i)     In the event that the Merger is
approved by the Shareholders, effective upon such vote, and without further act of any Shareholder, David Castaldi shall be appointed as agent and attorney-in-fact, and if the occasion shall arise that his service as such is required at a time when he is unavailable for any reason, then Stephen Smiley is hereby appointed his replacement for such occasion with full authority to so act as agent and attorney-in-fact (the "Securityholder Agent") for each Shareholder (except such Shareholders, if any, as shall have perfected their appraisal or dissenters' rights under Delaware Law), for and on behalf of the Shareholders, to give and receive notices and communications, to authorize delivery to Cardiac Hold-back Shares from the Escrow Fund in satisfaction of claims by Cardiac, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Securityholder Agent for the accomplishment of the foregoing. The Securityholder Agent has full power and authority to act on behalf of the Shareholders. Such agency may be changed by the Shareholders from time to time upon not less than thirty
(30) days prior written notice to Cardiac; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest in the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of the Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Shareholders.

                      (ii)    The Securityholder Agent shall
not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholders on whose behalf the Hold-back Shares were contributed shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

                      (iii)   The Securityholder Agent shall
be entitled to recover from the Hold-back Shares expenses incurred by him in responding to third party claims which could give rise to losses, up to a maximum of $50,000.

                      (iv)    The Securityholder Agent shall
be entitled to recover his reasonable out-of-pocket expenses incurred by him in carrying out his duties hereunder (other than with respect to subsection (iii) above) from the Hold-back Shares being released from the Escrow upon expiration of the Escrow Period pursuant to Section 1.2(c).

               (i)    Actions of the Securityholder Agent.
A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the Shareholders with respect to claims against the Escrow Fund and shall be final, binding and conclusive upon each of such Shareholders, and Cardiac may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such Shareholder. Cardiac is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the Securityholder Agent.

               (j)    Third-Party Claims.  In the event
Cardiac becomes aware of a third-party claim which Cardiac believes may result in a demand against the Escrow Fund, Cardiac shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the Shareholders, shall be entitled, at their expense, to participate in any defense of such claim. The Securityholder Agent will have the right to undertake the defense of such action, except that Cardiac shall be entitled to retain the defense of any third-party action or claim that involves potential losses in excess of the Escrow Fund, or could reasonably be expected to affect Cardiac's ongoing operations, or if the Securityholder Agent does not elect, within twenty (20) days after receipt of notice of such claim, to defend the claim. The Securityholder Agent shall not settle any such claim without the consent of Cardiac, which shall not be unreasonably withheld. Cardiac shall not settle any such claim without the consent of the Securityholder Agent, which shall not be unreasonably withheld. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Agreement to the amount of any claim by Cardiac against the Escrow Fund with respect to such settlement.

               (k)    Escrow Agent's Duties.

                      (i)     The Escrow Agent shall be
obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Cardiac and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties.
The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                      (ii)    The Escrow Agent is hereby
expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                      (iii)   The Escrow Agent shall not be
liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                      (iv)    The Escrow Agent shall not be
liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                      (v)     In performing any duties under
the Agreement, the Escrow Agent shall not be liable to any party for damages, losses or expenses, except for gross negligence or willful misconduct on the part of the Escrow
Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                      (vi)    If any controversy arises
between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Hold-back Shares and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and Hold-back Shares held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                      (vii)   The parties and their respective
successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, counsel fees and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including, but not limited to, any litigation arising from this Agreement or involving its subject matter, except such losses and the like that result from the gross negligence or willful misconduct of the Escrow Agent.

                      (viii)  The Escrow Agent may resign
at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

               (l) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Cardiac.
It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees and expenses occasioned by such default, delay, controversy or litigation. Cardiac promises to pay these sums upon demand.

        1.3 Termination of Escrow. The Hold-back Shares shall be retained by the Escrow Agent in the Escrow Fund until distributed to the appropriate parties pursuant to the terms of this Agreement. This Agreement shall terminate at such time as all the Hold-back Shares (or proceeds received upon the sale of the Hold-back Shares pursuant to Section 1.2(c)) have been distributed to the Shareholders.

        1.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to Cardiac to:

                      Cardiac Science, Inc.
                      16931 Millikan Ave.
                      Irvine, CA  92606
                      Facsimile: (949) 951-7315
                      Attention:  President

                              with a copy to:

                              Stradling Yocca Carlson &
                                     Rauth
                              660 Newport Center Drive,
                                     Suite 1600
                              Newport Beach, CA  92660
                              Facsimile:  (949) 725-4100
                              Attention:  Shivbir S. Grewal

               (b)    if to Cadent, to:

                      Bob Carpenter
                      9 Lowell Road
                      Wellesley, MA 02481
                      Telephone:  (781) 237-9912
                      Facsimile:   (781) 237-3634

                              with a copy to:

                              Stradling Yocca Carlson &
                      Rauth
                              660 Newport Center Drive,
                      Suite 1600
                              Newport Beach, CA  92660
                              Telecopy:  (949) 725-4100
                              Attention:  Shivbir S. Grewal

               (c)    if to the Shareholders or
Securityholder Agent, to:
                      David Castaldi
                      11 Bellingham Road
                      Chestnut Hill, MA 02467
                      Telephone No.:          617-566-7066
                      Facsimile No.:  617-566-8344

                      Stephen Smiley
                      Hunt Financial Group
                      1445 Ross Field
                      Dallas, Texas 75202-2785
                      Telephone No.:          214-978-8582
                      Facsimile No.:  214-855-6999

                      With a copy to:

                      Nutter, McClennen & Fish, LLP
                      One International Place
                      Boston, Massachusetts 02110-2699
                      Facsimile No.:          (617) 973-
               9748
                      Attn:  Constantine Alexander, Esq.

               (d)    if to the Escrow Agent, to:
                      U.S. Bank, N.A.
                      Escrow Division
                      4100 Newport Place
                      Suite 100
                      Newport Beach, California 92660
                      Telephone No.:  949-863-2499
                      Facsimile No.:  949-863-2414

                      Successors and Assigns. This
Agreement is binding upon and shall inure to the benefit of the respective parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that any heirs, executors, administrators, successors and assigns shall only be liable for any liabilities hereunder to the extent of the value of the property or assets received from their respective predecessor in interest

        1.5    Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws principles.

        1.6    Amendments.  Any provision of this
Agreement may be amended only by agreement in writing signed by all of the signatories hereto.

        1.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

        1.8    Execution by Written Consent.  This
Agreement may be executed by means of a Written Consent of the Shareholders, by which the Shareholders manifest their assent to enter into this Agreement, the Merger Agreement and the Exhibits hereto and thereto and the transactions contemplated hereby and thereby, which such consent shall be deemed an original counterpart execution page to this Agreement, all of which together shall constitute one instrument.

* * * * *

        IN WITNESS WHEREOF, Cardiac, Cadent, the
Securityholder Agent and the Escrow Agent have caused this Agreement to be signed by their duly authorized respective representatives, all as of the date first written above.

CADENT MEDICAL CORPORATION

By:
Name:
Title:


Title:  CARDIAC SCIENCE, INC.

By:
        Name:
        Title:


SECURITYHOLDER AGENT:

By:
Name:   David Castaldi


        ESCROW AGENT:

By:
Name:
Title:

SECURITYHOLDER AGENT:

By:
Name:   Stephen Smiley

Schedule of Shareholders

               Name                           Status
1.        Agel, Ron                          Accredited
2.        Blair, Henry E.                    Accredited
3.        Bonsall, Jr., Frank A.             Accredited
4.        Carpenter, Robert J.               Accredited
5.        Castaldi, David L.                 Accredited
6.        Chisholm, William V.               Non-
Accredited
7.        Christensen, Gustav A.             Accredited
8.        Chubb, Stephen D.                  Accredited
9.        Coral Partners IV, L.P.            Accredited
10.       Domain Partners III, L.P.          Accredited
11.       DP III Associates, L.P.            Accredited
12.       Feinstein, Peter                   Accredited
13.       Flynn, Robert E.                   Accredited
14.       Fincke, Randall                    Accredited
15.       Flynn, Robert E                    Accredited
16.       Gibbons, Edward                    Accredited
17.       Greene, Jr., Howard                Accredited
18.       Grein, Jr., Frederick H.           Accredited
19.       Harbus Investors, Inc.             Accredited
20.       HFC-Cadent, L.P.                   Accredited
21.       Kao, John                          Accredited
22.       Khuen, Charles                     Accredited
23.       Kinet, Lawrence                    Accredited
24.       Maniatis, Ph.D., Thomas            Accredited
25.       McNerney, Peter H.                 Accredited
26.       Moufflet, Gerard                   Accredited
27.       O'Connell, Desmond                 Accredited
28.       O'Leary, James P.                  Accredited
29.       3i Investment Trust, PLC.          Accredited
30.       Reed, Guy                          Accredited
31.       Sayare, Mitchel                    Accredited
32.       Schaubert, Stephen J.              Accredited
33.       Schmergel, Gabriel                 Accredited
34.       Skaletsky, Mark                    Accredited
35.       Termeer, Henri A.                  Accredited
36.       Whitesides, George                 Accredited
37.       Wirth, Peter                       Accredited
38.       John Vozella                       Non-
Accredited